Rand Logistics, Inc.

Rand Logistics Announces Common Stock Offering to Fund Anticipated Acquisition of Two Vessels

New York, NY – September 13, 2011 – Rand Logistics, Inc. (Nasdaq: RLOG) (“Rand”) today announced that it has commenced a public underwritten offering of 2,975,000 shares of common stock.  Rand intends to grant the underwriter a 30-day option to purchase up to 525,000 additional common shares at the public offering price, to cover over-allotments, if any.  Rand anticipates entering into one or more agreements on or about the date of the offering providing for the acquisition of two dry bulk carriers, one of which is a self-unloader.  Rand's use of the net proceeds that it will receive from this offering will include the following: funding the anticipated acquisition of two dry bulk carriers, one of which is a self-unloader; the payment of accrued and unpaid dividends on its Series A Convertible Preferred Stock; and general corporate purposes.  Rand believes these vessel acquisitions will be highly strategic to the Company.  These acquisitions and the payment of accrued and unpaid dividends on its Series A Convertible Preferred Stock are expected to increase Rand’s earnings per common share after the payment of preferred dividends for its fiscal year ending March 31, 2013, from a range of $0.25-$0.36 to between $0.50-$0.59.  The projected results presented here are only estimates, and actual results may vary from the information presented.

BB&T Capital Markets is acting as the sole book-running manager of the offering.

The offering of these securities is being made only by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, copies of which are available for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, such documents may be obtained from the offices of:

BB&T Capital Markets
901 East Byrd Street, Suite 300
Richmond, VA 23219
(804) 780-3228

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities described above in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on June 29, 2011.  Additional risks and uncertainties relating to Rand, its business and the offering can also be found in the preliminary prospectus supplement (and accompanying base prospectus) related to the proposed offering filed with the SEC on September 13, 2011, which may be accessed via EDGAR at www.sec.gov.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of twelve self-unloading bulk carriers including three integrated tug/barge units and three conventional bulk carriers.  The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company’s vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, – and the Canada Marine Act – which requires only Canadian registered and crewed ships to operate between Canadian ports.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Rand Logistics, Inc.		Lesley Snyder
Laurence S. Levy, Chairman & CEO		(212) 863-9413
Edward Levy, President		LSnyder@randlogisticsinc.com
(212) 644-3450

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